UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0072173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)		92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 546-0400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 16, 2005, the Board appointed Anil Arora to the Board, increasing the Board to eight members. Mr. Arora will serve as a Class III director of the Company until the 2007 annual meeting of stockholders. This appointment by the Board was based on the recommendation of its nominating/corporate governance committee. A copy of the press release announcing Mr. Arora’s appointment is filed as an exhibit to this report and incorporated herein by reference.
     In connection with Mr. Arora’s appointment to the Board, he was granted options to purchase 35,000 shares of the Company’s common stock under the Company’s 2004 equity incentive award plan pursuant to the Director Compensation Policy. The stock options were granted pursuant to the form of stock option agreement previously filed by the Company as an exhibit to the Company’s registration statement on Form S-8 (Registration No. 333-119350) filed with the Securities and Exchange Commission on September 28, 2004, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Exhibits

Exhibit No.	Description
99.1	Press release dated August 18, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: August 19, 2005	By:	/s/ Thomas D. Willardson
Thomas D. Willardson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 18, 2005.